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                                                                    EXHIBIT 3.1

                   CERTIFICATE OF CORRECTION FILED TO CORRECT
                       A CERTAIN ERROR IN THE CERTIFICATE
                                       OF
                        AMERICAN TIRE DISTRIBUTORS, INC.

                 FILED IN THE OFFICE OF THE SECRETARY OF STATE
                        OF DELAWARE ON AUGUST 12, 2002.

American Tire Distributors, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

         DOES HEREBY CERTIFY:

         1. The name of the corporation is American Tire Distributors, Inc.

         2. That a Third Restated Certificate of Incorporation was filed by the Secretary of State of Delaware on July 10, 2002 and that said Certificate requires correction as permitted by Section 103 of the General Corporation Law of the State of Delaware.

         3. The inaccuracy or defect of said Certificate to be corrected is as follows:

Correcting the Third Restated Certificate of Incorporation to reflect the actual number of authorized shares of Series D Preferred Stock of the Corporation.

         4. Article 4, Section 4.3 of the Certificate is hereby corrected by changing the number of authorized shares of Series D Preferred Stock referred to therein from 6,637,592 to 9,637,592.

         IN WITNESS WHEREOF, said corporation has caused this Certificate to be signed by William E. Berry, its Executive Vice President and Chief Financial Officer, this 12th day of August, 2002.

                                           AMERICAN TIRE DISTRIBUTORS, INC.



                                                  By /s/ William E. Berry
                                                    ---------------------
                                                  Name: William E. Berry
                                                  Title: Executive Vice
                                                         President and Chief
                                                         Financial Officer